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                                                                    Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

DATE:         June 24, 2005
COMPANY:      Central Federal Corporation
              2923 Smith Road
              Fairlawn, Ohio  44333
CONTACT:      Mark S. Allio
              Vice Chairman, President and CEO
PHONE:        330.576.1334                     FAX:  330.666.7959

CENTRAL FEDERAL CORPORATION DECLARES DIVIDEND

Fairlawn, Ohio - June 24, 2005 - Central Federal Corporation (NASDAQ: GCFC) announced today that the Company's Board of Directors declared a cash dividend of 9 cents per share on its common stock to be paid on July 18, 2005 to stockholders of record on July 5, 2005. The Board of Directors had considered reducing the dividend and advised that payment of the dividend would continue to be evaluated. The Board anticipates the need to retain capital as the Company continues to invest and positions itself for growth and increased profitability. Central Federal Corporation stock has historically yielded a dividend of 9 cents per quarter, 36 cents per year.

ABOUT CENTRAL FEDERAL CORPORATION AND CFBANK

Central Federal Corporation (Nasdaq: GCFC), the holding company for CFBank, was organized as a Delaware corporation in September 1998 in connection with the bank's conversion from a mutual to stock organization, which was completed on December 30, 1998. CFBank is a community-oriented financial services company founded in 1892. Its home office is in Fairlawn, Ohio. It operates two additional offices in Columbiana County, Ohio, and one in Columbus, Ohio. Reserve Mortgage Services, Inc., an Ohio corporation and a wholly owned subsidiary of CFBank, was merged into CFBank in May 2005 and continues to operate as Reserve Mortgage Services.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurances that the results contemplated in these



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forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our Company or by any person that the future events, plans or expectations contemplated by our Company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.